UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 16, 2005

P. H. Glatfelter Company
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	001-03560	23-0628360
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

96 S. George Street, Suite 400, York, Pennsylvania		17401
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	717 225 4711

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

Pursuant to P. H. Glatfelter Company's (the "Company") Management Incentive Plan, which is described in the Company's Proxy Statement for the 2004 annual meeting of shareholders and included as an exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 2003, the Compensation Committee (the "Committee") establishes financial performance targets at the beginning of each year for payments of incentive bonus awards to eligible senior executive officers.

On February 16, 2005, the Committee determined the financial performance target established for the year ended December 31, 2004, was not achieved. However, the Committee approved the payment of discretionary bonuses to Messrs. John C. van Roden, Jr. and Werner Ruckenbrod, each of whom is a named executive officer as of December 31, 2004, in the amounts of $55,000 and $42,000, respectively, in recognition of individual performance during 2004.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

P. H. Glatfelter Company

February 23, 2005	By:	/s/John P. Jacunski

Name: John P. Jacunski
Title: Vice President & Corporate Controller